Exhibit 24.1

                                 April 24, 1998


W. L. Westbrook                                Wayne Boston
The Southern Company                           Southern Company Services, Inc.
270 Peachtree Street, N.W.                     64 Perimeter Center East
Atlanta, Georgia  30303                        Atlanta, Georgia 30346

Dear Sirs:

         Alabama Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements on Form S-3 under the Securities Act of 1933 with respect to its debt instruments, preferred and capital securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees of the Company, in any combination of such securities, in an aggregate principal amount of up to $800 million.

         Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Alabama Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Alabama Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                     Yours very truly,

                                     ALABAMA POWER COMPANY


                                     By /s/Elmer B. Harris
                                           Elmer B. Harris


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                                      - 2 -




        /s/Whit Armstrong                            /s/John T. Porter
         Whit Armstrong                               John T. Porter


        /s/A. W. Dahlberg                           /s/Robert D. Powers
         A. W. Dahlberg                              Robert D. Powers


   /s/Peter V. Gregerson, Sr.                 ______________________________
     Peter V. Gregerson, Sr.                         Andreas Renschler


       /s/Bill M. Guthrie                            /s/C. Dowd Ritter
         Bill M. Guthrie                              C. Dowd Ritter


       /s/Elmer B. Harris                     ______________________________
         Elmer B. Harris                          William J. Rushton, III


      /s/Carl E. Jones, Jr.                         /s/James H. Sanford
       Carl E. Jones, Jr.                            James H. Sanford


       /s/Patricia M. King                         /s/John Cox Webb, IV
        Patricia M. King                             John Cox Webb, IV


       /s/James K. Lowder                       /s/William B. Hutchins, III
         James K. Lowder                         William B. Hutchins, III


    /s/Wallace D. Malone, Jr.                        /s/Art P. Beattie
     Wallace D. Malone, Jr.                           Art P. Beattie


------------------------------
       William V. Muse

Extract from minutes of meeting of the board of directors of Alabama Power Company.

                             - - - - - - - - - - - -

                  RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the issue and sale of debt instruments and preferred and capital securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees by Alabama Power Company, or any combination of such securities, and of amending such registration statement or statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to W. L. Westbrook and Wayne Boston in substantially the form of power of attorney presented to this meeting.

                                              - - - - - - - - - - - -

         The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Alabama Power Company, duly held on April 24, 1998, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  May 21, 1998                                  ALABAMA POWER COMPANY



                                                     By      /s/Wayne Boston
                                                              Wayne Boston
                                                           Assistant Secretary